Exhibit 10.3c
                                                                 ---------------

                                                          Revised by Amendment 7


                                 AMENDMENT NO.7
                               TO THE AMSC/HUGHES
                            MSAT SPACECRAFT CONTRACT


This Amendment No. 7 to the MSAT Spacecraft AMSC-S/C-11/90-001 dated 10 December 1990 (the Contract) as amended, is made effective this 2nd day of December 1997 by and between:

AMSC SUBSIDIARY CORPORATION, as assignee of AMERICAN MOBILE SATELLITE CORPORATION, (hereinafter referred to as "AMSC"), a company incorporated under the laws of the State of Delaware, having its principle place of business in the Reston, Virginia, U.S.A.

AND

HUGHES SPACE AND COMMUNICATIONS COMPANY, (hereinafter referred to as "Contractor" or "HUGHES"), a company organized and existing under the laws of Delaware with its principal place of business located in El Segundo, California, USA.

WHEREAS, AMSC and HUGHES have heretofore entered into the Contract for provision of a satellite and other items therein; and,

WHEREAS,  AMSC has  decided it will  lease the M2  Spacecraft  ("Spacecraft"  or
"Satellite")  to   African  Continental   Telcommunications   Ltd.  (hereinafter
referred to as "ACTEL" or "Lessee"); and,

WHEREAS, pursuant to AMSC's request, HUGHES will enter into a separate contract with Telesat Canada (hereinafter referred to as "Telesat" or "Operator"), for software and procedures so that Telesat, as AMSC's satellite operator, can invert and roll the Spacecraft, and,

WHEREAS, AMSC and HUGHES have agreed to amend the terms of the Contract to reflect the impact of AMSC's lease of the Satellite with ACTEL and HUGHES entering into a separate contract with Telesat; and

WHEREAS, AMSC and HUGHES had previously agreed to modify the Contract with the approval of a revised MSAT IRD with Atlas and certain Engineering Change Requests (ECRs), and the Parties now wish to incorporate this IRD and the following ECRs as an administrative matter: ECRs 456346-58, 456415-65, 456348-75, 456349-76, 456350-77, 456351-97, 456352-98A, into the Common Test
Plan; and TMI has approved the same ECRs to change the MSAT IRD with Atlas into their Assignment Agreement and to make the same related adjustments in the Common Technical Specification and Common Test Plan of the TMI/SPAR//HUGHES Assignment Agreement; and

NOW, THEREFORE, in consideration of the mutual benefit to be derived, the Parties hereto agree that the Contract is amended as follows:

         Revise the Contract terms and conditions by substituting the attached pages dated November 1997 for the existing pages and adding new pages as follows:

         4, 20, 20A, 39A, 74A, 74B, 74C

         Revise the Attachment 2 Technical Specification for Satellite by substituting the attached pages attached October 1995 for the existing pages as follows:

         Appendix A, pages 9 and 13

         Revise the Attachment 4 Test Plan by substituting the attached pages dated October 1995 for the existing pages and adding new pages as follows:

         2-4, 2-5, 4-6, 4-7, 4-7A, 4-8, 5-5, 5-6
         A-3, A-11A,  A-11B,  A-11C, A-14, A-15, A-17A,  A-17B, A-20, A-20A C-1,
         C-33, C-34, C-35, C-36, C-37, C-45, C-49

For purposes of clarity and traceability, each of the substitute pages above (except for the Payment Plan,) have been annotated to reflect the deleted text, shown with a "strike through" () and/or change bar in the right hand margin (example |); and, the new text, shown by underling (example), italics (example), a different font (example example) and/or by a change bar in the right margin (example |). Each page is also designated with "Revised Amendment 7" in the upper right hand corner.

There is no modification to this Contract except as expressly set forth above.

                                                          Revised by Amendment 7


IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 7 to the MSAT Contract AMSC-S/C-11/90-001.


AMSC SUBSIDIARY CORPORATION                     HUGHES SPACE &
                                                COMMUNICATIONS COMPANY

By: /s/Randy Segal                              By:  /s/Patrice Gray Mitchell
    --------------                                   ------------------------
       (Signed)                                       (Signed)

    Randy Segal                                      Patrice Gray Mitchell
    -----------                                      ---------------------
    (Printed or Typed)                               (Printed or Typed)


Title: Vice President                            Title:  Manager, Commercial/
                                                        International Contracts






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                                                          Revised by Amendment 7












                         TERMS AND CONDITIONS REVISIONS


                                 AMENDMENT NO. 7

                                       To

                            AMSC/HUGHES MSAT CONTRACT


                                  NOVEMBER 1997

                                                          Revised by Amendment 7


and made a part of this Contract.

     "Contract Price" means the total amount expressed in this Contract to be payable to the Contractor for the satisfactory performance of the Work, such Contract Price to include, where applicable, all charges for Worker's Compensation insurance, charges for insurance, shipping costs and all other assessments, except only as specifically excluded in Article 4.0.

     "Day" means a continuous 24-hour period commencing a 12:00 midnight (Greenwich Mean Time).

     "Designated Launch Site" means the launch facility provided by the Launch Agency.

     "Equipment"  means  individual  assemblies,   parts  thereof  and  complete
systems.

     "Financing Entity" means an institution or other entity which lends money or otherwise provides financing to AMSC for payment of amounts due under this Contract.

     "Intentional Ignition" means the deliberate, intentional ignition of the first stage of any launch vehicle for the purpose of launching the Spacecraft into orbit.

     "Launch Agency" means the organization selected by AMSC to perform launch services, including furnishing the launch vehicle, launch support, Equipment and facilities for the purpose of launching the Spacecraft into orbit.

     "Properly Operated Satellite" means a Satellite which is being monitored and commanded in accordance with the written directives and instructions furnished to AMSC by Contractor in the Recommended Satellite Operating Procedures and any formal amendments thereto under this Contract or under the Software Development and License Contract between Hughes and Telesat.

                                                          Revised by Amendment 7


               Performance Incentive Payments commensurate with the profits generated by the Spacecraft.

               Impact to Incentives due to the Inversion of the Satellite



               AMSC shall have Telesat perform the relocation and inversion of the Satellite. Telesat shall then operate the Satellite in an inverted position. If the Satellite fails during the inversion and/or relocation procedures or within six (6) months of completion of the inversion and relocation procedure provided that the Satellite is exposed to both the Summer and Winter solstices ("the Period"), Hughes shall be entitled to payment of the PIPs, plus interest for each regularly scheduled period from May 1995 through the 3650th day thereafter. If there is an anomaly during this Period, it shall be deemed to have been caused by the Spacecraft inversion and there shall be no reduction in the PIPs to be paid over the lifetime of the Satellite, unless AMSC to can prove to Hughes' satisfaction that it was not caused by the inversion. The issue of whether Hughes is satisfied with AMSC's claim shall not be subject to dispute or arbitration. If there is an anomaly on the Satellite after the Period, the basic contract provisions shall apply and this Paragraph 7.1(3) shall no longer be applicable.


               Extended Life Incentives. Following the THREE THOUSAND SIX HUNDRED AND FIFTY (3,650) day period in 7.1(2) above, the Contractor shall receive Extended Life Incentive Payments of TWO THOUSAND AND SEVENTY-FIVE U.S. DOLLARS (US$2,075.00) plus interest per day, plus SEVEN HUNDRED AND NINETY-SEVEN CANADIAN DOLLARS (C$797.00) plus interest per day, subject to the reductions in accordance with Paragraphs 7.1(2)(c) and 7.1(2)(d).
               -------------------------

     7.2 All Performance Incentive Payments made pursuant to this Article includes interest accrued from the time that the Spacecraft begins earning Performance Incentives. An Interest Accrual Factor (IAF) shall be applied to each payment in accordance with the following formula.

                  (APRn + 1.0) x 60
         Fn =                               + 1
              ---------------------------------

                            365


     16.6 LIMITATION OF LIABILITY FOR HUGHES' WORK ON THE SPACECRAFT INVERSION HUGHES MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO AMSC, TELESAT OR ANY OTHER PERSON OR ENTITY CONCERNING THE SPACECRAFT INVERSION AND RELOCATION OR THE PERFORMANCE OF THE SATELLITE. AMSC SHALL INDEMNIFY AND HOLD HARMLESS HUGHES FROM AND AGAINST ANY LOSS, DAMAGE, LIABILITY OR EXPENSE (INCLUDING ATTORNEY'S FEES AND OTHER EXPENSES OF INVESTIGATING OR DEFENDING CLAIMS) RESULTING FROM (I) ANY REPRESENTATION MADE BY AMSC TO ANY THIRD PARTY RELATING TO THIS WORK; AND (II) ANY CLAIMS MADE BY ANY THIRD PARTY RELATING TO THIS WORK.
-------------------------------------------------------------------------------

                                                          Revised by Amendment 7


ARTICLE 42: OTHER CONDITIONS RELATING TO THE INVERSION AND OPERATION OF THE SATELLITE

     42.1 Export Licenses

     AMSC shall obtain all necessary USG export licenses for the Satellite and/or technical data prior to leasing the Satellite to ACTEL and authorizing Telesat to operate the Satellite. Upon AMSC's request, HUGHES will provide limited assistance to AMSC in processing such license applications.


     42.1 Transfer of Hughes' Proprietary Information

     (a) AMSC agrees that the Lessee and the Operator ("Receiving Parties") shall enter into a written agreement with AMSC ("Agreement") to protect any Hughes Proprietary Information ("Proprietary Information") which was provided under this Contract and which AMSC provides to the Lessee or Operator. The Receiving Parties shall keep Proprietary Information in confidence and not disclose to any person or entity, any of the Proprietary Information, except as otherwise provided below. This Agreement shall require that the Receiving Parties exercise the same degree of care to guard against unauthorized disclosure or use of such Proprietary Information as Receiving Parties employ with respect to their own
     Proprietary Information of like importance, but in no event, less than a reasonable degree of care. This Agreement shall also require that the Receiving Parties make the Proprietary Information available only to those of their employees or agents having a "need to know" in order to operate or maintain the Satellite; and further, that each of their employees or agents shall be advised that they are obligated to protect the Proprietary Information in a manner consistent with the Agreement.

                                                          Revised by Amendment 7


     The Receiving Parties shall not be liable for the disclosure or use of Proprietary Information if the same is:

     in or enters the public domain, other than by breach of this Agreement;

     known to the Receiving Parties at the time of first receipt, or thereafter becomes known to the Receiving Parties without similar restrictions from a source other than Hughes, as evidenced by written records;

     developed by the Receiving Parties independent of any disclosure hereunder as evidenced by written records.

In the event AMSC, the Lessee or Operator of the Satellite is acquired by a competitor of Hughes, the Parties agree that Hughes would be irreparably harmed if any competitor of Hughes, as determined by Hughes in its reasonable discretion, were to acquire access to any of the intellectual property, Proprietary Information or other technology, data or inventions covered under the Contract (collectively, the "Intellectual Property"), regardless of whether such competitor has an ownership interest in AMSC, the Lessee or Operator. Accordingly, the Parties agree that no competitor of Hughes shall be given access to any of the Intellectual Property, and that should a competitor obtain control of AMSC, the Lessee or the Operator or otherwise be an assignee or transferee of AMSC, the Lessee or the Operator, Hughes may take any and all reasonable steps to safeguard and protect its Intellectual Property. Notwithstanding any provisions of the Contract requiring arbitration, the foregoing agreement may be enforced by Hughes by entry of injunctive relief, in addition to all other remedies available to Hughes under the Contract, applicable law or otherwise.

                                                          Revised by Amendment 7


     42.2 A condition precedent to the effectiveness of this Amendment 7 shall be a binding agreement between AMSC and ACTEL for the lease of the Satellite and a binding agreement between AMSC and Telesat for the inversion, relocation and operation of the Satellite.